Exhibit 10.94

CMGI, INC.

SUMMARY SHEET

OF

EXECUTIVE OFFICERS COMPENSATION

EXECUTIVE OFFICERS

The executive officers of the Company serve at the discretion of the Board of Directors. From time to time, the Compensation Committee of the Board of Directors reviews and determines the salaries that are paid to the Company’s executive officers. The following table sets forth the annual salary rates (effective November 1, 2006, other than in the case of Mr. Lawler, which is effective as of September 1, 2006), target bonus under the Company’s FY 2007 Executive Management Incentive Plan and target grant under the Company’s FY 2007 Performance Based Restricted Stock Bonus Plan for the Company’s executive officers.

Executive Officer	Base Salary	Target Bonus Under FY 2007 Executive Management Incentive Plan (as % of base salary)	Target Grant Under FY 2007 Performance Based Restricted Stock Bonus Plan
Joseph C. Lawler	$605,000	125%	N/A
David J. Riley	$215,000	50%	90,000
Peter L. Gray	$242,000	50%	50,000
Mark J. Kelly	$265,000	60%	90,000
William R. McLennan	$375,000	60%	100,000